EXHIBIT 3.8
                                                                     -----------

                                 RxBAZAAR, INC.

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
               AND RIGHTS OF SERIES B CONVERTIBLE PREFERRED STOCK

         The undersigned officer of RxBazaar, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred by the Certificate of Incorporation, as amended to date, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of RxBazaar, Inc., on April 10, 2002 adopted a resolution providing for certain powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of certain shares of Series B Convertible Preferred Stock, $.001 par value, of the Corporation, which resolution is as follows:

         RESOLVED: That, pursuant to the authority vested in the Board of Directors of the Corporation and in accordance with the General Corporation Law of the State of Delaware and the provisions of the Corporation's Certificate of Incorporation, a series of 4,000,000 shares of the authorized Preferred Stock, par value $.001 per share, of the Corporation is hereby created as the Series B Convertible Preferred Stock, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as set forth on Exhibit A attached hereto.

         EXECUTED as of this 10th day of April, 2002.

                                                     RXBAZAAR, INC.

                                                     /s/ Bruce C. Warwick
                                                     ---------------------------
                                                     Bruce C. Warwick
                                                     Secretary and Treasurer
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                                    Exhibit A
                                    ---------

       Description and Designation of Series B Convertible Preferred Stock
       -------------------------------------------------------------------

         Designation and Definitions. A total of 4,000,000 shares of the Corporation's previously undesignated Preferred Stock, $.001 par value, shall be designated as the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). The original issue price per share of the Series B Preferred Stock shall be $ 2.00 (the "Original Issue Price").

         1. Dividends.

            (a) Stated Dividend. Commencing on the Original Issue Date and continuing thereafter, a dividend will accrue quarterly in arrears at the rate of 10% per annum (the "Stated Dividend") with respect to each issued share of Series B Preferred Stock. The Stated Dividend will be payable quarterly, out of funds legally available therefor; otherwise the Stated Dividend will accrue in accordance with this Section 1(a). On the date on which any holder of Series B Preferred Stock converts any of its Series B Preferred Stock into Common Stock, the accrued Stated Dividend with respect to the shares so converted shall be paid to such holder. All accrued and unpaid Stated Dividends also shall be payable upon the liquidation, dissolution or winding up of the Corporation. The Stated Dividend shall be payable in cash or, at the discretion of the Corporation, by issuing a number of shares of common stock, par value $0.001 per share ("Common Stock") at the "Conversion Price" (as defined hereinafter) having an aggregate value equal to the Stated Dividend.

            (b) Other Dividends. The holders of shares of Series B Preferred Stock shall be entitled to receive as, if and when declared by the board of directors of the Corporation, out of funds legally available for that purpose, prior and in preference to any declaration or payment of any dividends (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on securities ranking junior in liquidation preference to the Series B Preferred Stock.

            (c) Dividends on Junior Securities. No dividends payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock shall be declared or paid upon securities ranking junior in liquidation preference to the Series B Preferred Stock unless equivalent dividends, as determined on an as-converted basis by a good faith estimate of the board of directors of the Corporation, are declared and paid concurrently on the Series B Preferred Stock.

         2. Liquidation, Dissolution or Winding Up.

            (a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated by the board of directors of the Corporation in the future to be senior to, or on a parity with, the Series B Preferred Stock with respect to liquidation preferences, the holders of each share of Series B Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the Original Issue Price per share of Series B Preferred Stock held by any holder, plus accrued and unpaid dividends, if any, pursuant to Section 1 above, including without limitation the Stated Dividend in respect of such share (the "Liquidation Value"). For purposes hereof, the Series B Preferred Stock will rank senior to the Common Stock and Series A Preferred Stock.

         If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series B Preferred Stock the full amount to which they otherwise would be entitled, the holders of Series B Preferred Stock shall share ratably in any distribution of available assets in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series B Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full, based upon the aggregate Liquidation Value payable upon all shares of Series B Preferred Stock then outstanding.

         After such payment shall have been made in full to the holders of the Series B Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series B Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any class or series of capital stock designated to be junior to the Series B Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

         The amounts set forth above shall be subject to equitable adjustment by the board of directors of the Corporation whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Corporation affecting the Series B Preferred Stock.

            (b) Distributions Other than Cash. Whenever the distributions provided for in this Section 2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the board of directors of the Corporation. All distributions (including distributions other than cash) made hereunder shall be made pro rata to the holders of Series B Preferred Stock.

            (c) No Liquidation Preference After Conversion. Upon conversion of shares of Series B Preferred Stock into shares of Common Stock of the Corporation pursuant to Section 5 below, the holder of such Common Stock shall not be entitled to any preferential payment or distribution in case of any liquidation, dissolution or winding up of the Corporation pursuant to this
Section 2, but shall instead have the rights of a holder of Common Stock.

            (d) Merger as Liquidation, etc. The merger or consolidation of the

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Corporation into or with another corporation (other than a merger in which the existing stockholders of the Corporation continue to hold at least 50% of the capital stock of the surviving or resulting corporation) or the sale of all or substantially all of the assets of the Corporation (other than to a wholly-owned subsidiary of this Corporation) shall, at the election of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class, be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 2 (a "Deemed Liquidation Event"). Upon a Deemed Liquidation Event, the amount deemed distributed to the holders of Series B Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the board of directors of the Corporation.

         3. Voting Power. Each holder of Series B Preferred Stock shall be entitled to vote on all matters requiring a vote of holders and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. The Series B Preferred and the Common Stock will vote as a single class.

         4. Amendments to Charter. For so long as there are any shares of Series B Preferred Stock outstanding, the Corporation shall not amend its Certificate of Incorporation or this Certificate of Designation without the approval, by vote or written consent, of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting together as a class, if such amendment would adversely affect the rights of the holders of Series B Preferred Stock. The creation of other classes or series of preferred stock having voting powers, preferences and relative, participating, optional and other special rights or provisions of any kind different from or superior to those of the Series B Preferred Stock shall be deemed not to adversely affect the rights of the holders of the Series B Preferred Stock.

         5. Conversion Rights.

         The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                (a) Automatic Conversion Upon Qualifying Public Offering.

                    (i) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock for the account of the Corporation to the public at an initial public offering price per share of not less than $4.00 (subject to equitable adjustment in the event of any stock split, stock dividend, combination or reclassification of shares or other similar event) (a "Qualifying Initial Public Offering"). In the event of a Qualifying Initial Public Offering, the holder(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred

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Stock shall not be deemed to have converted their Series B Preferred Stock until immediately prior to the closing of the Qualifying Initial Public Offering. The Corporation shall notify the Holders, at their last addresses as they shall appear upon the stock books of the Corporation, of the date of the closing of a Qualifying Initial Public Offering at least 10 calendar days prior to the closing of such Qualifying Initial Public Offering (the "IPO Notice").

                    (ii) Automatic Conversion Upon Effectiveness of Registration Statement for Resale of Underlying Common Stock. Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate upon the effectiveness of a registration statement under the Securities Act covering the resale of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

                    (iii) Mechanics of Automatic Conversion. Upon an automatic conversion pursuant to this Section 5(a), all shares of Series B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of the Series B Preferred Stock being converted are either delivered to the Corporation or its transfer agent, or the holder of such shares notifies the Corporation or any transfer agent that such certificates have been lost, stolen, or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith, including the posting of a bond satisfactory to the Corporation. Upon the delivery of such certificates, at the office of the Corporation or of its transfer agent, or upon the execution and delivery to the Corporation of such agreement, there shall be issued and delivered to such holder, promptly at such office and in the name as shown on such surrendered certificate or certificates or specified in such agreement or otherwise appearing in the Corporation's records, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series B Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                (b) Voluntary Conversion

                    (i) Right to Convert; Conversion Price. Each share of Series B Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue by the "Conversion Price," determined as hereinafter provided, in effect at the time of conversion. The conversion price shall initially be $2.00 per share (the "Conversion Price"). The Conversion Price shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock is convertible, as hereinafter provided.

                    (ii) Mechanics of Voluntary Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed for transfer or with duly executed stock transfer powers sufficient to permit transfer attached, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock (or such holder shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith, including the posting of a bond satisfactory to the Corporation), and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder's name or the name or names of such holder's nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificates for the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                (c) Adjustments to Conversion Price of Series B Preferred Stock for Diluting Issues.


                    (i) Special Definitions. For purposes of this Section 5(c), the following definitions shall apply:

                        (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as such term is defined below).

                        (B) "Original Issue Date" shall mean the first date on which a share of Series B Preferred Stock was issued.

                        (C) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than shares of Series A Preferred Stock and Series B Preferred Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                        (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5(c)(iii), deemed to be issued) by the Corporation after the first date on which a share of Series B Preferred Stock was issued, other than:

                            (1) shares of Common Stock issued or issuable upon
conversion of shares of Series A Preferred Stock or Series B Preferred Stock;

                            (2) shares of Common Stock issued or issuable to
officers, employees or directors of, or consultants to, the Corporation pursuant to either (i) a stock option agrement or stock purchase or option plan or other employee stock bonus arrangement in existence prior to the issuance of any Series B Preferred Stock or approved by the affirmative vote of a majority of the whole Board of Directors; and

                            (3) shares of Common Stock (including Options or
Convertible Securities) (a) issued solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation of the capital stock or assets of any other corporation or entity, (b) issued in consideration for, or in connection with, the grant by or to the Corporation of marketing rights, distribution rights, license rights or similar rights, whether of the Corporation to any other entity or of any other entity to the Corporation or (c) issued in connection with an equipment financing, line of credit or other lending arrangement, provided that the issuance of such shares pursuant to the above clauses (a), (b) and (c) is approved by the affirmative vote of the Board of Directors.

                    (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series B Preferred Stock is convertible shall be made, by adjustment in the Conversion Price of the Series B Preferred Stock, in respect of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price of the Series B Preferred Stock in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock.

                    (iii) Issue or Sale of Securities Deemed Issue of Additional Shares of Common Stock.

                        (A) Options and Convertible Securities. In the event the Corporation at any time or from time to time shall issue or sell any Options or Convertible Securities (other than those excluded from the definition of Additional Shares of Common Stock in Section 5(c)(i)(C) pursuant to clause (1),
(2) or (3) thereof) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or sale or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(c)(v) hereof) received for such Additional Shares of Common Stock would be less than the Conversion Price for the Series B Preferred Stock in effect on the date of and immediately prior to such issue or sale or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (1) No further adjustment in the Conversion Price of the Series B Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (2) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change or contingency in the consideration payable to the Corporation, or change in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price of Series B Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective or contingency occurring, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (3) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of such series of Series B Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                            (a) In the case of Convertible Securities or Options
for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange; and

                            (b) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 5(c)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        (4) In the case of any Options that expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price of Series B Preferred Stock shall be made until the expiration or exercise of all such

Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above; and

                        (5) If such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price of Series B Preferred Stock which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price of Series B Preferred Stock shall be adjusted pursuant to this Section 5(c) as of the actual date of their issuance.

                    (B) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or effect a subdivision of the outstanding shares of Common Stock (by stock split, reclassification or otherwise) then, and in any such event, Additional Shares of Common Stock shall be deemed to have been issued:

                        (1) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

                        (2) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

If such record date shall have been fixed and no part of such dividend shall have been paid on the date fixed therefor, the adjustment previously made in the Conversion Price of Series B Preferred Stock which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price of such series of Series B Preferred Stock shall be adjusted pursuant to this Section 5(c) as of the time of actual payment of such dividend.

                (iv) Adjustment of Conversion Price of Preferred Stock upon Issuance, Sale or Deemed Issuance of Additional Shares of Common Stock. In the event that at any time or from time to time after the Original Issue Date the Corporation shall issue or sell Additional Shares of Common Stock (including, without limitation, Additional Shares of Common Stock deemed to be issued pursuant to Section 5(c)(iii)(A) but not including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(c)(iii)(B) as a result of a dividend or other distribution on the Common Stock payable in Common Stock or a subdivision of outstanding shares of Common Stock), without consideration or for a consideration per share less than the Conversion Price of the Series B Preferred Stock in effect on the date of and immediately prior to such issue or sale, then, and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined in accordance with the following formula:

                                                         P1 Q1 + P2 Q2
New Conversion Price of Series B Preferred Stock =          ----------
                                                            Q1  +   Q2



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

                       P1 = Conversion Price of the Series B Preferred Stock in
                            effect immediately prior to such new issue or sale.

                       Q1 = Number of shares of Common Stock outstanding, or
                            deemed to be outstanding as set forth below, immediately prior to such new issue or sale.

                       P2 = Weighted average price per share received by the
                            Corporation upon such new issue or sale.

                       Q2 = Number of shares of Common Stock issued or sold, or
                            deemed to have been issued, in the subject transaction.

For the purpose of this Section 5(c)(iv), (i) the number of shares of Common Stock outstanding at any given time shall exclude shares in the treasury of the Corporation or shares of Common Stock held for the account of the Corporation or any of its subsidiaries, (ii) all shares of Common Stock issuable upon conversion of shares of Options, Convertible Securities and Preferred Stock outstanding immediately prior to the issue or sale of Additional Shares of Common Stock triggering the adjustment provided for by this Section 5(c)(iv) shall be deemed to be outstanding, and (iii) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 5(c)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding. Anything contained in this Section 5(c)(iv) to the contrary notwithstanding, the applicable Conversion Price of the Series B Preferred Stock shall not be reduced at any time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

                (v) Determination of Consideration. For purposes of this Section 5(c), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                    (A) Cash and Property: Such consideration shall:

                        (1) insofar as it consists of cash, be computed at the aggregate amounts of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                        (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors; and

                        (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the appropriate proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

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

                    (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(c)(iii)(A) relating to Options and Convertible Securities shall be determined by dividing (i) the total amount, if any, received or receivable as consideration for the issue of such Options or Convertible Securities plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                (vi) Adjustment for Dividends, Distributions, Subdivisions, Combinations or Consolidations of Common Stock.

                    (A) Stock Dividends, Distributions or Subdivisions. In the event Additional Shares of Common Stock shall be deemed to have been issued in a dividend or other distribution on the Common Stock payable in Common Stock or a subdivision of the outstanding shares of Common Stock (by stock split, reclassification or otherwise) described in Section 5(c)(iii)(B), the Conversion Price of the Series B Preferred Stock in effect immediately prior to the record date or effectiveness, as the case may be, of such dividend, distribution or subdivision shall, concurrently with such record date or effectiveness, be proportionately decreased.

                    (B) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Price of each series of the Series B Preferred Stock in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

            (d) Adjustments for Certain Dividends and Distributions. In the event that at any time or from time to time the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then, and in each such event, provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon the amount of securities of the Corporation that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application during such period to all adjustments called for herein.

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

            (e) Adjustment for Reclassification, Exchange or Substitution. In the event that at any time or from time to time the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a merger, consolidation, or sale of assets provided for below), then, and in each such event, the holder of each such share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by a holder of the number of shares of Common Stock into which such share of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

            (f) Adjustment for Merger, Consolidation or Sale of Assets. In the event that at any time or from time to time, the Corporation shall merge or consolidate with or into another entity or sell all or substantially all of its assets (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Section 2(d), each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth in this
Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price of each series of Series B Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

            (g) Waiver of Anti-dilution Protection. The provisions of Sections 5(c), (d), (e), and (f) may be waived by the written consent of the holders of a majority in voting power of shares of Series B Preferred Stock. For the purposes of this Section 5(g), a waiver on one occasion shall not constitute a waiver on any further occasion.

            (h) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B Preferred Stock against impairment.

                  (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series B Preferred Stock pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each affected holder of such series of the Series

B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any affected holder of the Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of such series of the Series B Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of each share of such series of the Series B Preferred Stock.

                  (j) Closing of Books. The Corporation shall at no time close its transfer books against the transfer of any of the Series B Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of the Series B Preferred Stock in any manner which interferes with the timely conversion or transfer of the Series B Preferred Stock or Common Stock, except as may otherwise be required by applicable law.

         6. No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

         7. Certain Taxes. The Corporation shall pay any issue or transfer taxes payable in connection with the conversion of the Series B Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer to a name other than that of the holder of the Series B Preferred Stock.

         8. No Reissuance of Series B Preferred Stock. No share or shares of the Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.


         9. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to each holder of the Series B Preferred Stock at least ten (10) days prior to such record date a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.


         10. Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series B Preferred Stock.

                                    EXHIBIT A

                                     FORM OF

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the shares of Series B Preferred Stock)

         The undersigned hereby irrevocably elects to convert ____ shares of Series B Preferred Stock of RXBAZAAR, INC. (the "Corporation") according to the conditions hereof, as of the date written below.


Conversion Date*


Number of Shares:

______________________________
Signature

Name:

Address:

*The original certificate representing shares of Series B Preferred Stock must be received by the Corporation by the fifth business date following the Conversion Date.